Exhibit 23.2
REED SMITH LLP

Princeton Forrestal Village 136 Main Street – Suite 250
Nanette W. Mantell	Princeton, NJ 08540-7839
Direct Phone: 609.514.8542	609.987.0050
Email: nmantell@reedsmith.com	Fax 609.951.0824
January 22, 2008
Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.W
Washington, DC 20549

Re:	DUSA Pharmaceuticals, Inc. (“DUSA”) Registration Statement – Form S-3
Gentlemen:
     We consent to the reference to our firm’s name under the heading “Legal Matters” in DUSA’s Pre-effective Amendment No. 1 to Registration Statement No. 333-147614 on Form S-3, as filed with the Securities and Exchange Commission on this date, pursuant to the Securities Act of 1933, as amended, which is being filed with the Commission in connection with the registration of up to 5,726,302 shares of the DUSA’s common stock, without par value.

Very truly yours,
/s/ Reed Smith LLP

REED SMITH LLP

NWM
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